Evolus Reports Record Fourth Quarter and Full Year 2024 Financial Results; Reaffirms 2025 Guidance

•Global Net Revenue Record of $79.0 Million for the Fourth Quarter and $266.3 Million for the Full Year 2024, Representing 30% and 32% Growth Over the Prior Year, Respectively; Results Unchanged from January Preliminary Results
•GAAP Operating Loss Improved to $2.3 Million for the Fourth Quarter and $34.4 Million for the Full-Year 2024; Second Quarter of Profitability1 with Positive Non-GAAP Operating Income of $6.7 Million for Q4 2024 and Achieved Full-Year Profitability1 One Year Ahead of Expectations with Positive Non-GAAP Operating Income of $0.3 Million for FY 2024; On Track to Expanding Non-GAAP Operating Income Margins and Cash Generation
•Full-Year 2024 Non-GAAP Operating Expense of $185.0 Million, at the Low End of the Expected Guidance Range of $185 Million to $190 Million
•Evolysse™ Received U.S. Food and Drug Administration (FDA) Approval in February for Dynamic Facial Lines and Folds and is the First Hyaluronic Acid (HA) Filler to Recognize Weight Loss in the Patient Label as a Factor in Wrinkle Formation, Highlighting the Opportunity to Address GLP-1 Patients
•2025 Net Revenue Guidance of $345 Million to $355 Million, Which Represents 30% to 33% Growth from 2024 Results; Evolysse™ and Estyme® Injectable HA Gels Anticipated to Contribute 8-10% of Total Revenue for the Full-Year 2025; Expects to Achieve Non-GAAP Operating Income on a Consolidated Basis for the Full-Year 2025

NEWPORT BEACH, Calif., March 4, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

“We reached a significant inflection point in 2024, achieving full-year profitability1 ahead of expectations while delivering our fifth consecutive year of revenue growth exceeding 30%,” said David Moatazedi, President and Chief Executive Officer of Evolus. “Jeuveau® continues to outperform the market, driven by strong consumer loyalty and increasing adoption, and we are now entering 2025 focused on transforming Evolus into a multi-product, performance beauty company with the imminent launch of Evolysse™. The combination of Jeuveau® and Evolysse™ brings together the fastest growing neurotoxin in the U.S. with the first innovation in HA technology in a decade.”

“We are prepared to launch Evolysse™ in the second quarter and will be making significant investments in medical education and sampling to support our customers and drive adoption, with meaningful revenue contributions expected in the second half of the year,” continued Moatazedi. “At launch, Evolysse™ will be seamlessly integrated into our existing portfolio of benefits, including co-branded media and consumer rewards. This will enable customers to earn co-branded media benefits on purchases of Evolysse™ in addition to Jeuveau®. With a path toward at least $700 million in net revenue and a non-GAAP operating income margin of at least 20% by 2028, we remain focused on delivering exceptional results and creating long-term value for our shareholders.”

Fourth Quarter and Full Year 2024 Highlights and Recent Developments

•The company’s key performance indicators demonstrated continued strong momentum during the fourth quarter.
◦Accounts purchasing Jeuveau® increased by approximately 830 in the fourth quarter. This is approximately 20% above the year-to-date quarterly average in our seasonally highest performance quarter.
◦During 2024, more than 2,900 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 15,300, surpassing 50% account penetration in the U.S. The reorder rate among customers remains at approximately 70%2.
◦Enrollment in the Evolus Rewards consumer loyalty program grew over 40% in 2024 to end the year at approximately 1.1 million consumers3. This was aided by a record high of approximately 220,000 total redemptions in the fourth quarter, driven by continued demand from existing patients receiving repeat treatments, which represented approximately 60% of the total treatments for the quarter, demonstrating sustained brand loyalty.
◦Expanded global footprint by successfully commencing the commercial launch of Nuceiva® in major international markets, most notably Australia and Spain.

Fourth Quarter 2024 Financial Results
•Total net revenues for the fourth quarter of 2024 were $79.0 million, a 30% increase over the fourth quarter of 2023, driven primarily by higher volumes and market share gains.
•Gross profit margin and adjusted gross profit margin were 66.7% and 67.5%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the fourth quarter of 2024 were $54.9 million, compared to $57.6 million in the third quarter of 2024.
•Non-GAAP operating expenses for the fourth quarter of 2024 were $46.6 million, compared to $49.6 million in the third quarter of 2024. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•GAAP loss from operations for the fourth quarter of 2024 was $2.3 million, compared to $15.5 million in the third quarter of 2024.
•Non-GAAP income from operations in the fourth quarter of 2024 was $6.7 million compared to a $3.7 million loss from operations in the fourth quarter of 2023, representing a $10.5 million year over year improvement and continued progress toward achieving sustained profitability1. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents on December 31, 2024 were $87.0 million compared to $85.0 million on September 30, 2024, reflecting strong sales growth, cash collections and prudent expense management.

Full Year 2024 Financial Results
•Total net revenues for full-year 2024 were $266.3 million, a 32% increase over full-year net revenues in 2023, exceeding 30% growth for the fifth consecutive year, and at the top of the company’s guidance of $260 million to $266 million.
•Gross profit margin and adjusted gross profit margin were 68.5% and 69.6%. Adjusted gross profit margin, which excluded amortization of intangibles, is aligned with company guidance of 68% to 71%.
•GAAP operating expenses were $216.7 million in 2024 compared to $186.8 million in 2023. Non-GAAP operating expenses were $185.0 million in 2024 and at the low end of the company’s expected guidance range of $185 million to $190 million. Non-GAAP operating expenses for 2023 were $163.9 million. Notably, operating expenses grew at less than half the rate of revenue, 13% growth as compared to 32% revenue growth, demonstrating continued operating leverage. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•GAAP loss from operations was $34.4 million for 2024 compared to $49.2 million in 2023. Non-GAAP income from operations in 2024 was $0.3 million compared to a $23.4 million loss from operations in 2023. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation expense, and depreciation and amortization.

2025 Guidance and Select Milestones
•Total net revenues for 2025 are estimated to be between $345 million and $355 million, which represents 30% to 33% growth from 2024 results. Evolysse™ and Estyme® injectable hyaluronic acid (HA) gels are anticipated to contribute 8-10% of total revenue for the full-year 2025.
•Non-GAAP operating expenses for 2025 are estimated to be between $230 million and $240 million, driven primarily by continued investments in expanding Jeuveau® in the U.S., scaling Nuceiva® internationally, and supporting the launch for Evolysse™ Form and Evolysse™ Smooth injectable HA gels.
•Evolus expects to achieve positive non-GAAP operating income on a consolidated basis for the full-year 2025. Non-GAAP operating income is anticipated to be achieved after the launch of Evolysse™ Form and Evolysse™ Smooth injectable HA gels in the U.S., with investments continuing to ramp in Q1 2025 and revenue contribution weighted toward the second half of the year, resulting in our non-GAAP operating income being concentrated in Q4 2025.
•Evolus plans to launch Evolysse™ Form and Evolysse™ Smooth in the U.S. market in Q2 2025 following their U.S. Food and Drug Administration (FDA) approval in February 2025. The U.S. commercial launch of these first two injectable HA gels is expected to be followed by Evolysse™ Sculpt in 2026, and Evolysse™ Lips in 2027.
•Evolus is also introducing Estyme® through a limited experience program with select physician partners in Europe, to continue to expand global experience with the product’s performance. A broader European launch remains on track for the second half of 2025.
•The company projects its total net revenue can reach at least $700 million by 2028, a compound annual growth rate of 27% from 2024, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ and Estyme® injectable HA gels beginning in 2025.
•Evolus expects to achieve non-GAAP operating income margins of at least 20% by 2028 by leveraging its highly synergistic, existing infrastructure.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 “Profitability” is not a measure presented in accordance with GAAP. Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. See “Use of Non-GAAP Financial Measures” below for more information on the company’s use and definitions of non-GAAP measures.

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2024.

3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2024.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin exclude (i) (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses, non-GAAP income (loss), and non-GAAP operating income margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP income (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP Income (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and non-GAAP operating income for the full year 2025 and non-GAAP operating income margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, non-GAAP operating (loss), or non-GAAP operating income margin because a reconciliation of such measures to forward-looking GAAP operating expenses, GAAP loss from operations, and non-GAAP operating income margin respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market conditions, market growth and consumer demand; timing of regulatory submissions and approvals; the company’s financial outlook for 2025 and beyond; and the company’s expectations and timing for achieving continued profitability.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on or about March 4, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$78,956	$60,671	$264,306	$199,721
Service revenue	(9)	328	1,968	2,364
Total net revenues	78,947	60,999	266,274	202,085
Cost of revenue:
Cost of goods sold	26,312	20,009	83,970	64,514
Total cost of revenue	26,312	20,009	83,970	64,514
Gross profit	52,635	40,990	182,304	137,571
Operating expenses:
Selling, general and administrative	50,244	43,058	198,025	164,944
Research and development	2,430	2,380	9,172	6,556
In-process research and development	—	4,428	—	8,869
Revaluation of contingent royalty obligation payable to Evolus Founders	1,565	(875)	7,176	4,257
Depreciation and amortization	710	634	2,342	2,178
Total operating expenses	54,949	49,625	216,715	186,804
Loss from operations	(2,314)	(8,635)	(34,411)	(49,233)
Other income (expense):
Interest income	789	291	3,263	860
Interest expense	(4,573)	(4,075)	(18,735)	(13,832)
Other income (expense), net	(253)	694	127	696
Loss before income taxes:	(6,351)	(11,725)	(49,756)	(61,509)
Income tax expense	440	106	664	176
Net loss	$(6,791)	$(11,831)	$(50,420)	$(61,685)
Other comprehensive loss:
Unrealized loss, net of tax	(216)	179	(478)	(90)
Comprehensive loss	$(7,007)	$(11,652)	$(50,898)	$(61,775)
Net loss per share, basic and diluted	$(0.11)	$(0.21)	$(0.81)	$(1.08)
Weighted-average shares outstanding used to compute diluted net (loss) income per share	63,369	57,023	62,017	56,919

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(in thousands)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$86,952	$62,838
Accounts receivable, net	47,682	30,529
Inventories	12,158	10,998
Prepaid expenses and other current assets	4,550	8,056
Total current assets	151,342	112,421
Noncurrent assets	81,227	76,577
Total assets	$232,569	$188,998
Accounts payable and accrued expenses	$50,027	$38,084
Other current liabilities	12,933	10,207
Total current liabilities	62,960	48,291
Term loan, net of discount and issuance costs	121,506	120,359
Other noncurrent liabilities	42,581	41,037
Total liabilities	$227,047	$209,687
Total stockholders’ equity (deficit)	$5,522	$(20,689)

Evolus, Inc.
Summary of Consolidated Cash Flows
(in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2024	2023	2024
Net cash (used in) provided by:
Operating activities	$(17,999)	$(34,008)	$4,808
Investing activities	(4,823)	(1,627)	(1,362)
Financing activities	47,414	44,641	(1,313)
Effect of exchange rates on cash and cash equivalents	(478)	(90)	(216)
Change in cash and cash equivalents	24,114	8,916	1,917
Cash and cash equivalents, beginning of period	62,838	53,922	85,035
Cash and cash equivalents, end of period	$86,952	$62,838	$86,952

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2024	2023	2024	2023
Total net revenues	$266,274	$202,085	$78,947	$60,999
Cost of goods sold	83,970	64,514	26,312	20,009
Gross profit	182,304	137,571	52,635	40,990
Gross profit margin	68.5%	68.1%	66.7%	67.2%
Add: Amortization of distribution right intangible asset	2,955	2,955	665	739
Adjusted gross profit	$185,259	$140,526	$53,300	$41,729
Adjusted gross profit margin	69.6%	69.5%	67.5%	68.4%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2024	2023	2024	2023	2024
GAAP operating expense	$216,715	$186,804	$54,949	$49,625	$57,572
Adjustments:
Revaluation of contingent royalty obligation	7,176	4,257	1,565	(875)	2,428
Stock-based compensation:
Included in selling, general and administrative	21,172	15,564	5,802	4,119	4,955
Included in research and development	1,016	894	303	278	265
Depreciation and amortization	2,342	2,178	710	634	324
Non-GAAP operating expense	$185,009	$163,911	$46,569	$45,469	$49,600

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP Income (Loss) from Operations
(in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2024	2023	2024	2023	2024
GAAP (loss) from operations	$(34,411)	$(49,233)	$(2,314)	$(8,635)	$(15,473)
Adjustments:
Revaluation of contingent royalty obligation	7,176	4,257	1,565	(875)	2,428
Stock-based compensation:
Included in selling, general and administrative	21,172	15,564	5,802	4,119	4,955
Included in research and development	1,016	894	303	278	265
Depreciation and amortization*	5,297	5,133	1,375	1,373	1,087
Non-GAAP income (loss) from operations	$250	$(23,385)	$6,731	$(3,740)	$(6,738)

*Includes the amortization of distribution right intangible assets related to Jeuveau®